As filed with the Securities and Exchange Commission on March 28, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GMX RESOURCES INC.

(Exact Name of Registrant as Specified in its Charter)

Oklahoma	73-1534474
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Benham Place, Suite 600

9400 North Broadway, Suite 600

Oklahoma City, OK 73114

(405) 600-0711

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

James A. Merrill Chief Financial Officer GMX Resources Inc. 9400 North Broadway, Suite 600 Oklahoma City, OK 73114 (405) 600-0711	James W. Larimore, Esq. Crowe & Dunlevy, A Professional Corporation 20 North Broadway, Suite 1800 Oklahoma City, OK 73102 (405) 235-7700	David C. Buck, Esq. Andrews Kurth LLP 600 Travis St, Suite 4200 Houston, TX 77002-3009 (713) 220-4200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offerings Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,268,971	$5.73	$13,001,203.83	$1,509.44

(1)	All of the common stock offered hereby is for the account of the selling shareholder. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also relates to such additional shares as may be issuable as a result of certain adjustments, including, without limitation, any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price of the common stock is based on the average of the high and low prices of the Registrant’s common stock as reported on The New York Stock Exchange on March 25, 2011.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The Information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MARCH 28, 2011

GMX RESOURCES INC.

2,268,971 Shares of Common Stock

This prospectus relates to the resale of up to 2,268,971 shares of common stock, par value $0.001, of GMX Resources Inc. that may be offered and sold from time to time by the selling shareholder named in this prospectus.

The selling shareholder and certain transferees may offer and sell from time to time the shares of common stock at market prices, in negotiated transactions or otherwise, or distribute all or a portion of the shares to its shareholders. The timing and amount of any sale are within the sole discretion of the selling shareholder. The selling shareholder may sell the shares of common stock directly or through underwriters, brokers or dealers or through a combination of these methods. The selling shareholder will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares covered by this prospectus. See “Plan of Distribution” on page 9 for more information on this topic.

Investing in our securities involves risks. You should read this prospectus carefully before you invest, including the “Risk Factors” on page 2 of this prospectus.

Our common stock is listed on The New York Stock Exchange under the symbol “GMXR.” On March 25, 2011, the closing sale price of our common stock on The New York Stock Exchange was $5.85 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2011

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholder is not making an offer to sell the securities covered by this prospectus in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “GMX,” “we” or “our” are to GMX Resources Inc. and its subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this shelf registration process, the selling shareholder may, from time to time, sell the common stock described in this prospectus in one or more offerings. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus and the related exhibits filed with the SEC together with the additional information described below under the headings “Incorporation by Reference “ and “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and copy charges. Also, using our website, http://www.gmxresources.com, you can access electronic copies of documents we file with the SEC, including the registration statement of which this prospectus is a part, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. You may also request a copy of those filings, excluding exhibits, at no cost by writing, emailing or telephoning Investor Relations at our principal executive office, which is 9400 North Broadway, Suite 600, Oklahoma City, OK 73114, avanhorn@gmxresources.com, or (405) 600-0711.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

INCORPORATION BY REFERENCE

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents we filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 11, 2011;

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our Current Reports on Form 8-K, as filed with the SEC on January 20, 2011; January 28, 2011; February 3, 2011; February 8, 2011, February 9, 2011; March 2, 2011; March 3, 2011; and March 24, 2011; and

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the description of our common stock and preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on December 14, 2009, including any amendments or reports filed for the purpose of updating such descriptions.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that we elect to furnish, but not file, or furnish, but do not file, with the SEC in accordance with SEC rules and regulations) subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus at no cost to the requestor. Inquiries should be directed to: Investor Relations, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, (405) 600-0711.

FORWARD-LOOKING STATEMENTS

All statements made in this prospectus other than purely historical information are “forward-looking statements” within the meaning of the federal securities laws. These statements reflect expectations and are based on historical operating trends, proved reserve positions and other currently available information. Forward-looking statements include statements regarding future plans and objectives, future exploration and development expenditures and number and location of planned wells and statements regarding the quality of our properties and potential reserve and production levels. These statements may be preceded or followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “continues,” “plans,” “estimates,” “projects” or similar expressions or statements that events “will,” “should,” “could,” “might” or “may” occur. Except as otherwise specifically indicated, these statements assume that no significant changes will occur in the operating environment for oil and natural gas properties and that there will be no material acquisitions or divestitures except as otherwise described.

The forward-looking statements in this prospectus are subject to all the risks and uncertainties that are described in this prospectus. We may also make material acquisitions or divestitures or enter into financing transactions. None of these events can be predicted with certainty and are not taken into consideration in the forward-looking statements.

For all of these reasons, actual results may vary materially from the forward-looking statements, and we cannot assure you that the assumptions used are necessarily the most likely. We will not necessarily update any forward-looking statements to reflect events or circumstances occurring after the date the statement is made except as may be required by federal securities laws.

There are a number of risks that may affect our future operating results and financial condition. Factors that could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following:

•	uncertainties inherent in making estimates of our oil and natural gas data;

•	the volatility of oil prices;

•	discovery and development of oil reserves;

•	projected and targeted capital expenditures and other costs, commitments and revenues;

•	current and future government regulation of the oil and natural gas industry, including without limitation regulation of drilling practices;

•	cost of compliance with laws and regulations;

•	changes in environmental, climate change, or natural resource laws or the implementation of those laws;

•	environmental liabilities;

•	greenhouse gas or climate change regulation;

•	potential public opposition to, or controversy directed at, oil and gas drilling practices;

•	potential liabilities inherent in oil and natural gas operations;

•	geological, technical, drilling and processing problems;

•	competition;

•	our ability to find, acquire or gain access to other discoveries and prospects and to successfully develop our current discoveries and prospects;

•	the availability and cost of drilling rigs, production equipment, supplies, personnel and oilfield services;

•	drilling risks and operational hazards;

•	the availability and cost of developing appropriate infrastructure around and transportation to our discoveries and prospects;

•	the ability to obtain financing;

•	our dependence on our key management personnel and our ability to attract and retain qualified personnel;

•	our vulnerability to severe weather events; and

•	the cost and availability of adequate insurance coverage.

You are urged to carefully consider these factors and the “Risk Factors” on page 2 of this prospectus. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

THE COMPANY

GMX Resources Inc. is an independent oil and natural gas exploration and production company historically focused on the development of the Cotton Valley group of formations, specifically the Cotton Valley Sands layer in the Schuler formation and the Upper Bossier, Middle Bossier and Haynesville/Lower Bossier layers of the Bossier formation (the “Haynesville/Bossier Shale”) in the Sabine Uplift of the Carthage, North Field of Harrison and Panola counties of East Texas (our “core area”).

During 2010, we made a strategic decision to begin looking for properties that would expand our assets and development into other basins, diversify our company’s concentrated natural gas focus from two resource plays in one basin and provide the company more liquid hydrocarbon opportunities. We sought out several key employee hires to aid in this expansion. These efforts have led to definitive agreements to acquire core positions in approximately 67,000 net acres (includes 15,417 net acres in which seller has an option to acquire a 50% working interest by May 15, 2011) in the two of the leading oil resource plays in the U.S. During January and February 2011, we entered into separate agreements to purchase undeveloped leasehold in the Williston Basin of North Dakota/Montana, targeting the Bakken/Sanish-Three Forks Formation, and the oil window of the Denver Julesburg Basin (the “DJ Basin”) of Wyoming, targeting the emerging Niobrara Formation. We are making plans to deploy our capital and resources into these development opportunities beginning in 2011. With the acquisition of the liquids-rich (estimated 90% oil) Bakken and Niobrara acreage, we will have better flexibility to deploy capital based on a variety of economic and technical factors, including wells costs, service availability, take-away capacity and commodity prices (including differentials applicable to the basins). We believe this flexibility will enable us to generate better cash flow growth to fund our capital expenditure program. We believe our contracted FlexRigs and experienced Rockies and Haynesville/Bossier Shale horizontal drilling personnel will enable us to succeed in the development of these new oil resource plays.

We have three subsidiaries, Diamond Blue Drilling Co., which owns three conventional drilling rigs in our core area, Endeavor Pipeline Inc., which operates our natural gas gathering system in our core area, and Endeavor Gathering, LLC, which owns the natural gas gathering system and related equipment operated by Endeavor Pipeline. A 40% interest in Endeavor Gathering is owned by Kinder Morgan Endeavor LLC.

Our principal executive office is located at 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma, 73114 and our telephone number is (405) 600-0711.

RISK FACTORS

Investing in our common stock involves risk. Before making an investment decision, you should carefully consider the risk factors included in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010, together with the risk factors and other information contained in our subsequent filings under the Exchange Act and all of the other information included in, or incorporated by reference into, this prospectus or any prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered and sold by the selling shareholder pursuant to this prospectus. All proceeds from the sale of the shares of common stock will be for the account of the selling shareholder.

SELLING SHAREHOLDER

On February 28, 2011, we issued the shares of common stock offered by this prospectus in a private placement to Retamco Operating, Inc., the selling shareholder, as partial consideration for our acquisition of certain oil and gas leases for undeveloped acreage located in the Montana and North Dakota Bakken/Sanish-Three Forks formation from the selling shareholder. pursuant to that certain purchase and sale agreement, dated January 13, 2011 (the “Purchase Agreement”) between GMX Resources Inc. and the selling shareholder. In connection with the Purchase Agreement, we entered into a registration rights agreement with the selling shareholder, dated February 28, 2011 (the “Registration Rights Agreement”), pursuant to which we granted the selling shareholder certain registration rights with respect to the shares of common stock offered by this prospectus. We have filed the registration statement of which this prospectus forms a part in order to comply with our obligations under the Registration Rights Agreement.

The following table sets forth the information regarding the selling shareholder and the number of shares of common stock the selling shareholder is offering under this prospectus. The information included in the table has been furnished to us by or on behalf of the selling shareholder for inclusion in this prospectus. The selling shareholder has indicated to us that it has not had, and to our knowledge it has not had, a material relationship with us (other than the transaction under which they acquired the shares of common stock from us) within the three-year period immediately preceding March 28, 2011 and that it is not a broker-dealer admitted to membership in the Financial Industry Regulatory Authority.

The selling shareholder identified below may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided the information regarding its common stock in registered transactions or in transactions exempt from the registration requirements of the Securities Act. Information concerning the selling shareholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. The term “selling shareholder” includes donees, pledgees, transferees, or other successors-in-interest selling common stock received from the named selling shareholder as a gift, pledge or other non-sale related transfer after the date of this prospectus. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. The information regarding common stock beneficially owned after the offering assumes the sale of all common stock covered by this prospectus. The percentage ownership data is based on 56,415,790 shares of our common stock issued and outstanding as of March 10, 2011.

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After the Offering
Name			Number	Percentage of Class
Retamco Operating Inc. (1)	2,268,971	2,268,971	0	0%

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are currently authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. As of March 10, 2011, we had issued and outstanding 56,415,790 shares of our common stock.

Holders of common stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of shareholders and are not entitled to cumulate votes for the election of directors. Holders of common stock do not have preemptive rights to subscribe for additional shares of common stock issued by us.

Holders of our common stock are entitled to receive dividends as may be declared by the board of directors out of funds legally available therefor. Under the terms of our revolving credit facility and senior secured notes, we may not pay dividends on shares of our common stock. In the event of liquidation, holders of the common stock are entitled to share pro rata in any distribution of our assets remaining after payment of liabilities, subject to the preferences and rights of the holders of any outstanding shares of our preferred stock. All of the outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. We have designated 25,000 of such shares as Series A Junior Participating Preferred Stock in connection with our Rights Plan.

We have also designated 6,000,000 of such shares as 9.25% Series B Cumulative Preferred Stock (“9.25% Preferred Stock”), of which 2,094,558 shares were issued and outstanding as of March 25, 2011. The 9.25% Preferred Stock has a dividend preference of $2.3125 per share per year, which must be satisfied before we may pay any dividends on any junior securities, including our common stock. The 9.25% Preferred Stock also has a liquidation preference entitling the holders thereof to receive the $25 stated value per share of 9.25% Preferred Stock, plus all accrued and unpaid dividends prior to any funds being available for distribution in liquidation to the holders of our junior securities, including our common stock. We may redeem the 9.25% Preferred Stock at our option after September 30, 2011, and we are required to redeem the 9.25% Preferred Stock upon any change of control involving our Company other than to a qualifying public company or upon certain changes in our management that result in Ken L. Kenworthy, Jr. no longer serving as our Chief Executive Officer. The holders of 9.25% Preferred Stock have voting rights in certain limited circumstances.

The board of directors is authorized, without any further action by shareholders, to determine the rights, preferences, privileges and restrictions of any series of preferred stock, the number of shares constituting any such series, and the designation thereof. The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

Depository Shares

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock.

Description of Depository Shares

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us to be the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that may be filed as exhibits to the registration statement in the event we issue depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depository Shares

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding, and all rights of holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depository Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to holders of depositary receipts.

Resignation and Removal of the Depository

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

The depositary will forward to holders of depository receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to the performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Anti-takeover Effects of Certain Provisions of our Certificate of Incorporation and Bylaws, Oklahoma Law and our Rights Plan

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our bylaws provide that shareholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. With respect to the nomination of directors, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices (i) with respect to an election of directors to be held at an annual meeting of shareholders, not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders of the company and (ii) with respect to an election of directors to be held at a special meeting of shareholders, not earlier than 90 days prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting is first made. With respect to other business to be brought before an annual meeting of shareholders, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders of the company. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

No Cumulative Voting

The Oklahoma General Corporation Act (“OGCA”) provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

Authorized but Unissued Shares

Our amended and restated certificate of incorporation provides that the authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval, subject to various limitations imposed by the NYSE. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

Amendment of Bylaws

Our certificate of incorporation permits our board of directors to adopt, amend and repeal our bylaws. Our bylaws do not permit shareholders to amend the bylaws.

Oklahoma Business Combination Statute

Under the terms of our amended and restated certificate of incorporation and as permitted under the OGCA, we have elected not to be subject to Section 1090.3 of the OGCA. In general this section prevents an “interested shareholder” from engaging in a “business combination” with us for three years following the date the person became an interested shareholder, unless:

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prior to the date the person became an interested shareholder, our board of directors approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

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upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owns stock having at least 85% of all voting power at the time the transaction commenced, excluding stock held by our directors who are also officers and stock held by certain employee stock plans; or

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on or subsequent to the date of the transaction in which the person became an interested shareholder, the business combination is approved by our board of directors and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds of all voting power not attributable to shares owned by the interested shareholder.

An “interested shareholder” is defined, generally, as any person that owns stock having 15% or more of all of our voting power, any person that is an affiliate or associate of us and owned stock having 15% or more of all of our voting power at any time within the three-year period prior to the time of determination of interested shareholder status, and any affiliate or associate of such person.

A “business combination” includes:

•	any merger or consolidation involving us and an interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested shareholder of 10% or more of our assets;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by us of any of our stock to an interested shareholder;

•	any transaction involving us that has the effect of increasing the proportionate share of the stock of any class or series or voting power owned by the interested shareholder;

•	the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through us; or

•	any share acquisition by the interested shareholder pursuant to Section 1090.1 of the OGCA.

Because we have opted out of this Oklahoma anti-takeover law, any interested shareholder could pursue a business combination transaction that is not approved by our board of directors.

Oklahoma Control Share Statute

Under the terms of our certificate of incorporation and as permitted under the OGCA, we have elected not to be subject to Sections 1145 through 1155 of the OGCA, Oklahoma’s control share acquisition statute. In general, Section 1145 of the OGCA defines “control shares” as our issued and outstanding shares that, in the absence of the Oklahoma control share statute, would have voting power, when added to all of our other shares that are owned, directly or beneficially, by an acquiring person or over which the acquiring person has the ability to exercise voting power, that would entitle the acquiring person, immediately after the acquisition of the shares to exercise, or direct the exercise of, such voting power in the election of directors within any of the following ranges of voting power:

•	one-fifth (1/5) or more but less than one-third (1/3) of all voting power;

•	one-third (1/3) or more but less than a majority of all voting power; or

•	a majority of all voting power.

A “control share acquisition” means the acquisition by any person of ownership of, or the power to direct the exercise of voting power with respect to, “control shares.” After a control share acquisition occurs, the acquiring person is subject to limitations on the ability to vote such control shares. Specifically, Section 1149 of the OGCA provides that under most control share acquisition scenarios, “the voting power of control shares having voting power of one-fifth (1/5) or more of all voting power is reduced to zero unless the shareholders of the issuing public corporation approve a resolution according the shares the same voting rights as they had before they became control shares.” Section 1153 of the OGCA provides the procedures for obtaining shareholder consent of a resolution of an “acquiring person” to determine the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition.

Because we have opted out of the Oklahoma control share statute, any shareholder holding control shares will have the right to vote his or its shares in full in the election of directors.

Rights Plan

In May 2005, our shareholders approved the principal terms of a “rights plan,” we entered into a rights agreement with UMB Bank, n.a. and we declared a dividend of one preferred share purchase “right” for each outstanding share of common stock. The rights trade with, and are inseparable from, our common stock. The rights are evidenced only by the certificates that represent shares of common stock. New rights accompany any new shares of common stock issued after May 31, 2005. Computershare Trust Company, N.A. is the successor rights agent to UMB Bank, n.a. under the rights plan.

The rights plan is designed to ensure that all of our shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to deter potential abusive tactics to gain control of the Company without paying a fair price to all of our shareholders. The rights are intended to enable all of our shareholders to realize the long-term value of their investment in the Company. The rights will not prevent a takeover, but should encourage anyone seeking to acquire us to negotiate with the board of directors prior to attempting a takeover.

The rights generally will be exercisable only if a person or group acquires 20% or more of our common stock or commences a tender offer, the consummation of which would result in ownership by a person or group of 20% or more of the common stock. However, Ken L. Kenworthy, Jr., our Chief Executive Officer, and his wife, Karen M. Kenworthy, who collectively currently own approximately 3.8% of the Company’s outstanding common stock, will not render the rights exercisable unless they collectively own more than 30% of our common stock.

If a person or group acquires 20% or more of our outstanding common stock, each Right will entitle its holder (other than such person or members of such group) to purchase, at the Right’s then-current exercise price, which is initially $65.00, a number of our common shares having a market value of twice such price. In addition, if we are acquired in a merger or other business combination transaction after a person has acquired 29% or more of our outstanding common stock, each Right will entitle its holder to purchase, at the Right’s then-current exercise price, a number of the acquiring company’s common shares having a market value of twice such price. The acquiring person will not be entitled to exercise these rights.

Prior to the acquisition by a person or group of beneficial ownership of 20% or more of our common stock, the rights are redeemable for one cent per Right at the option of the board of directors. The rights expire on June 1, 2015.

The terms of the rights plan may be amended, or the rights plan may be terminated, by our board of directors without the consent of the holders of the rights. After a person or group becomes an Acquiring Person, our board of directors may not terminate the rights plan or amend the rights plan in a way that adversely affects holders of the rights.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus may be sold by the selling shareholder or its transferees, directly or through brokers, dealers, agents or underwriters, from time to time in:

•	transactions in the over-the-counter market, The New York Stock Exchange, or on one or more exchanges on which the common stock may be listed or quoted at the time of sale;

•	negotiated transactions;

•	transactions otherwise than on The New York Stock Exchange or exchanges;

•	underwritten offerings;

•	distributions to equity security holders, partners or other shareholders of the selling shareholder;

•

a sale to one or more underwriters for resale to the public or to institutional investors in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments;

•	a block trade, in which a broker or dealer attempts to sell common stock as agent but may position and resell a portion of the common stock as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and the subsequent sale by such broker or dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions (which may include long or short sales) and transactions in which the broker solicits purchasers;

•	the pledging of common stock as collateral to secure loans, credit or other financing arrangements and subsequent foreclosure, the disposition of shares of the common stock by the lender thereunder;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers agreeing with the selling shareholder to sell a specified number of such common stock at a stipulated price per share;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	any other method described in an amendment or supplement to this prospectus; or

•	through a combination of these methods of sale.

Sales and transfers of the common stock may be effected from time to time at:

•	fixed prices which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	negotiated prices;

•	without consideration; or

•	any other method permitted by law.

The term “selling shareholder” includes donees, pledgees, transferees, or other successors-in-interest selling common stock received from the named selling shareholder as a gift, pledge or other non-sale related transfer after the date of this prospectus.

In connection with sales of the common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other parties, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling shareholder may also sell common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers or other parties that in turn may sell those shares of common stock. If the selling shareholder effect such transactions by selling common stock to or through underwriters, broker-dealers or agents, those underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Any such discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved.

The selling shareholder may enter into derivative transactions with third parties or sell common stock not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, such third parties (or affiliates of such third parties) may sell common stock covered by this prospectus, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use common stock pledged by the selling shareholder or borrowed from the selling shareholder or others to settle those sales or to close out any related open borrowings of common stock, and may use common stock received from the selling shareholder or others in settlement of those derivatives to close out any related open borrowings of common stock.

The selling shareholder may from time to time pledge or grant a security interest in some or all of the common stock owned by them. If the selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholder to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus. The selling shareholder also may transfer the common stock in other circumstances, including, but not limited to, through a loan or pledge, and the transferees, pledgees or other successors in interest may in turn sell common stock using this prospectus as the selling beneficial owner. Such transferee, pledgee or other successor in interest may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Direct Sales, Agents, Dealers and Underwriters

The selling shareholder or its transferees may effect transactions by selling the common stock in any of the following ways:

•	directly to purchasers; or

•	to or through agents, dealers or underwriters designated from time to time.

Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholder and/or the purchasers of common stock for whom they act as agent or to whom they sell as principals, or both. The agents, dealers or underwriters that act in connection with the sale of common stock might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of common stock as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Supplements

To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of common stock to be sold, the purchase price and public offering price, any new selling shareholder, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

State Securities Law

Under the securities laws of some states, the selling shareholder may only sell the common stock in those states through registered or licensed brokers or dealers. In addition, in some states the selling shareholder may not sell the common stock unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of the common stock by the selling shareholder and will bear all expenses related to the registration of this offering but will not pay for any underwriting commissions, fees or discounts, if any, or fees of attorneys retained by the selling shareholder. We will indemnify the selling shareholder against some civil liabilities, including some liabilities which may arise under the Securities Act.

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling shareholder will not be able to effect transactions in the common stock pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

LEGAL MATTERS

The validity of the Common Stock offered in this prospectus will be passed upon for us by Crowe & Dunlevy, A Professional Corporation, Oklahoma City, Oklahoma.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2010 and December 31, 2009 incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Our consolidated financial statements for the year ended December 31, 2008, before the effects of the adjustments to retrospectively apply the changes in accounting described in Note C to the consolidated financial statements included in the Company’s 2009 Annual Report on Form 10-K and Note B to the consolidated financial statements included in the Company’s 2010 Annual Report on Form 10-K (such financial statements before the effects of the retrospective adjustments are not separately included or incorporated by reference in the Prospectus) have been audited by Smith, Carney & Co., p.c., an independent registered public accounting firm. The adjustments to those financial statements to retrospectively apply the changes in accounting principle described in Notes C and B, identified above, have been audited by Grant Thornton LLP, an independent registered public accounting firm. The consolidated financial statements for the year ended December 31, 2008 incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of (i) Smith, Carney & Co., p.c. solely with respect to those financial statements before the effects of the adjustments to retrospectively apply the changes in accounting described in Notes C and B, identified above and (ii) Grant Thornton LLP solely with respect to the adjustments to those financial statements to retrospectively apply the changes in accounting described in Notes C and B, identified above, given on the authority of such firms as experts in auditing and accounting.

The historical reserve information as of December 31, 2010, prepared by MHA Petroleum Consultants, Inc., has been included herein in reliance upon the authority of such firm as experts with respect to matters contained in such reserve reports. The historical reserve information as of December 31, 2010, prepared by DeGolyer and MacNaughton, has been included herein in reliance upon the authority of such firm as experts with respect to matters contained in such reserve reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses that will be paid by GMX Resources Inc. in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee	$1,510
Accounting fees and expense	$10,000
Legal fees and expenses	$10,000
Printing and engraving expenses	$1,000
Miscellaneous expenses	$10,000

Total	$32,510

Item 15. Indemnification of Directors and Officers

Our certificate of incorporation contains a provision that eliminates the personal monetary liability of directors and officers to us and our shareholders for a breach of fiduciary duties to the extent currently allowed under the OGCA. To the extent certain claims against directors or officers are limited to equitable remedies, this provision of our certificate of incorporation may reduce the likelihood of derivative litigation and may discourage shareholders or management from initiating litigation against directors or officers for breach of their duty of care. Additionally, equitable remedies may not be effective in many situations. If a shareholder’s only remedy is to enjoin the completion of the Board of Director’s action, this remedy would be ineffective if the shareholder did not become aware of a transaction or event until after it had been completed. In such a situation, it is possible that we and our shareholders would have no effective remedy against the directors or officers.

Liability for monetary damages has not been eliminated for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or payment of an improper dividend in violation of section 1053 of the OGCA. The limitation of liability also does not eliminate or limit director liability arising in connection with causes of action brought under the Federal securities laws.

The OGCA permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties against all expenses (including attorneys’ fees) actually and reasonably incurred by, or imposed upon, him in connection with the defense by reason of his being or having been a director or officer if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except where he has been adjudged by a court of competent jurisdiction (and after exhaustion of all appeals) to be liable for gross negligence or willful misconduct in the performance of duty. Our certificate of incorporation provides indemnification to the same extent allowed pursuant to the foregoing provisions of the OGCA.

We have entered into indemnity agreements with each of our non-employee directors. These agreements provide for indemnification to the extent permitted by the OGCA and require us to use commercially reasonable efforts to maintain director and officer liability insurance.

Item 16. Exhibits

See the Index to Exhibits.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 28, 2011.

GMX RESOURCES INC.
(Registrant)

By:	/s/ James A. Merrill
James A. Merrill, Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ken L. Kenworthy, Jr. and James A. Merrill, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of this 28th day of March, 2011 in the capacities set forth below:

Signatures	Title

/s/ Ken L. Kenworthy, Jr. Ken L. Kenworthy, Jr.	Chief Executive Officer and Director (Principal Executive Officer)

/s/ James A. Merrill James A. Merrill	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ T.J. Boismier T.J. Boismier	Director

/s/ Steven Craig Steven Craig	Director

/s/ Ken L. Kenworthy, Sr. Ken L. Kenworthy, Sr.	Director

/s/ Jon W. McHugh Jon W. McHugh	Director

/s/ Thomas G. Casso Thomas G. Casso	Director

/s/ Michael G. Cook Michael G. Cook	Director

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith
4.1(a)	Rights Agreement dated May 17, 2005 by and between GMX Resources Inc. and UMB Bank, N.A., as Rights Agent	8-K	000-32325	4.1	05/18/2005

4.1(b)	Amendment No. 1 to Rights Agreement dated as of February 1, 2008, between GMX Resources Inc. and Computershare Trust Company, N.A., as Rights Agent	8-A/A	001-32977	2.1	02/21/2008

4.1(c)	Amendment No. 2 to Rights Agreement, dated October 30, 2008, by and between the Company and Computershare Trust Company, N.A., as Rights Agent (successor to UMB Bank, n.a.).	8-A/A	001-32977	1	11/17/2008

4.2	Registration Rights Agreement, dated February 11, 2008, by and between the Company and Jefferies Funding LLC	8-K	001-32977	10.4	02/15/2008

4.3	Registration Rights Agreement, dated February 28, 2011, by and between the Company and Retamco Operating, Inc.	8-K	001-32977	10.1	03/02/2011

5.1	Legal Opinion of Crowe & Dunlevy, A Professional Corporation					✓

23.1	Consent of Smith, Carney & Co., p.c.					✓

23.2	Consent of Grant Thornton LLP					✓

23.3	Consent of MHA Petroleum Consultants, Inc.					✓

23.4	Consent of DeGolyer and MacNaughton					✓

23.5	Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1)					✓

24.1	Power of Attorney (included in signature page)					✓